UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019 (March 22, 2019)

RBB BANCORP

(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 22, 2019, RBB Bancorp (the “Company”) closed its offer to exchange (the “Exchange Offer”) up to $55,000,000 aggregate principal amount of its outstanding 6.180% fixed-to-floating rate subordinated notes due 2028, which were issued in a private placement to certain qualified institutional buyers and accredited investors, for a like principal amount of its new 6.180% fixed-to-floating rate subordinated notes due 2028 registered under the Securities Act of 1933, as amended.

According to information provided by the exchange agent, UMB Bank, N.A., $55,000,000 aggregate principal amount, or 100% of the privately placed 6.180% fixed-to-floating rate subordinated notes due 2028 were tendered for exchange in the Exchange Offer.

The Exchange Offer expired at 11:59 p.m., New York City time, on March 22, 2019, after being extended from March 15, 2019, and settled on March 22, 2019.

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01 is the press release issued by the Company on March 26, 2019, announcing the completion of the Exchange Offer.

The information contained in Exhibit 99.1 attached hereto and incorporated into this Item 8.01 by reference, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by RBB Bancorp on March 26, 2019, announcing the completion of the Exchange Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: March 26, 2019	By:	/s/ David Morris
David Morris
Executive Vice President and Chief Financial Officer

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